UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

ASPEN AEROGELS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road Building B
Northborough, Massachusetts		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, Aspen Aerogels, Inc. (the “Company”) entered into an amended and restated executive employment agreement with the Company’s President and Chief Executive Officer, Donald R. Young (the “CEO Employment Agreement”). The CEO Employment Agreement replaces in its entirety Mr. Young’s previous employment agreement with the Company, which was scheduled to expire on December 31, 2024. As amended and restated, the CEO Employment Agreement provides that Mr. Young will continue to serve as the Company’s President and Chief Executive Officer for a three-year term ending August 30, 2027, with automatic one-year renewals thereafter, unless either the Company or Mr. Young provides written notice of non-renewal at least 60 days before the applicable expiration date.

Pursuant to the CEO Employment Agreement, Mr. Young’s annual base salary remains at $515,000 per year, and Mr. Young remains eligible to receive an annual performance-based cash bonus (the “CEO Performance Bonus”) as determined by the Company’s Board of Directors with a target of not less than 110% of his base salary (the “CEO Performance Bonus Target”). Mr. Young’s base salary and CEO Performance Bonus Target may be increased, but not decreased, at the discretion of the Company’s Board of Directors. During his continued employment, Mr. Young will be eligible to receive long-term incentive compensation awards on such terms as approved by the Board of Directors. Mr. Young also will be entitled to participate in such compensation and benefit programs for which salaried employees of the Company may be eligible from time to time, and he will receive reimbursement of reasonable travel and business expenses in accordance with the Company’s expense reimbursement procedures in effect from time to time.

Pursuant to the CEO Employment Agreement, Mr. Young would be entitled to certain compensation and benefits in connection with the termination of his employment in certain circumstances as described below, in each case subject to Mr. Young’s execution of a release of claims and his compliance with the other terms and conditions of the CEO Employment Agreement, including the restrictive covenants described below.

•
Upon the termination of his employment by the Company without “cause” or by Mr. Young for “good reason” (a “Qualifying Termination”), whether prior to or within 24 months after the occurrence of a change of control, Mr. Young would be entitled to receive an amount equal to two times the sum of his annual base salary and the CEO Performance Bonus Target, each as then in effect. He also would be entitled to a pro rata portion of the CEO Performance Bonus based on the number of months worked in the year of termination, any accrued but unpaid CEO Performance Bonus for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the applicable COBRA period or 24 months (but not beyond the date that he first becomes eligible for Medicare or for health care coverage provided by another employer), six months of outplacement services, and accelerated vesting in full of his stock options and other equity awards then outstanding (except as otherwise provided in any equity award agreement that provides for vesting based upon the achievement of performance objectives), with all vested options remaining exercisable for two years following such Qualifying Termination (but not beyond the latest possible date that the options could have expired in accordance with their original terms).
•
If, on or after August 30, 2027, Mr. Young’s employment terminates due to the non-renewal of the CEO Employment Agreement by either party or Mr. Young’s termination of his employment without good reason (in either case at a time when no circumstances exist that would constitute grounds for the termination of Mr. Young’s employment for cause), then Mr. Young would be entitled to a pro rata portion of the CEO Performance Bonus based on the number of months worked in the year of termination, any accrued but unpaid CEO Performance Bonus for the prior fiscal year, and continued vesting of all of his outstanding stock options and other equity awards following such termination on the regularly scheduled vesting dates of the applicable awards (and subject to the achievement of any applicable performance objectives), with all vested options remaining exercisable for five years after the later of the date of termination of Mr. Young’s employment or the applicable vesting date of the options (but not beyond the latest possible date under which the options could have expired in accordance with their original terms).

The CEO Employment Agreement contains customary provisions regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-recruitment, trade secrets, intellectual property ownership, and cooperation. Pursuant to these restrictive covenants, Mr. Young generally is prohibited from (i) disclosing confidential information or trade secrets, (ii) competing with the Company for a period of one year following termination of employment (in consideration of a payment of 50% of Mr. Young’s highest annualized base salary over the 2 years prior to the date of termination), and (iii) soliciting or interfering with the Company’s business relationships with customers or employees for a period of two years following termination of employment.

The CEO Employment Agreement also provides for the Company’s reimbursement of not more than $10,000 of Mr. Young’s reasonable legal fees incurred in connection with the amendment and restatement of the CEO Employment Agreement.

For purposes of the CEO Employment Agreement, “cause” generally means (i) willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the lawful rules or policies of the Company, failure to perform assigned duties, or material breach of an employment or other agreement with the Company, which results in material harm to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information; (iv) the commission of an act which constitutes unfair competition or which induces any customer or supplier to breach a contract with the Company; or (v) indictment for any felony involving deceit, dishonesty or fraud, or any criminal conduct that would reasonably be expected to result in material injury or reputational harm to the Company.

Under the CEO Employment Agreement, “good reason” generally means any of the following, without Mr. Young’s consent: (i) the Company’s material breach of the CEO Employment Agreement; (ii) a change in Mr. Young’s reporting relationships such that he no longer reports directly to the Board of Directors; (iii) a material reduction or material adverse change in Mr. Young’s duties, responsibilities and authority; (iv) the relocation of Mr. Young’s primary office location from Northborough, Massachusetts to a location that increases his one-way commute by more than forty miles, without any offer of a remote working arrangement; (v) any reduction in base salary or CEO Performance Bonus Target, except for an across-the-board reduction based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or (vi) a material reduction in the aggregate target value of the annual long-term incentive opportunity granted to Mr. Young pursuant to the Company’s annual long-term incentive program for senior executives, except for an across-the-board reduction similarly affecting all or substantially all of the Company’s senior executives.

The foregoing description of the terms of the CEO Employment Agreement is a summary only, does not purport to be a complete description, and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1+	Amended and Restated Executive Employment Agreement, dated as of August 30, 2024, by and between the Company and Donald R. Young

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date:	September 3, 2024	By:	/s/ Ricardo C. Rodriguez
		Name:	Ricardo C. Rodriguez
		Title:	Chief Financial Officer and Treasurer